Exhibit 5.4

Partner:	David Beckett +61 2 9392 7449
Email:	David.Beckett@jws.com.au
Special Counsel:	David Li +61 2 8247 9674
Email:	David.Li@jws.com.au
Our Ref:	D7387
Doc ID:	500813849.4

18 December 2025

Lineage, Inc.

Lineage OP, LP

Emergent Cold Midco Pty Ltd

Lineage Europe Finco B.V.

46500 Humboldt Drive

Novi, Michigan 48377

Dear Sirs

Lineage, Inc., Lineage OP, LP and Lineage Europe Finco B.V. – Registration Statement on Form S-4

We refer to the Documents in respect of which we have acted as the Australian legal adviser to Lineage, Inc., Lineage OP, LP, Lineage Europe Finco B.V. and Emergent Cold Midco Pty Ltd (ACN 622 098 293).

1	Definitions

1.1	In this opinion:

(a)	Australian Guarantor means Emergent Cold Midco Pty Ltd (ACN 622 098 293);

(b)	Corporations Act means the Corporations Act 2001 (Cth);

(c)	Documents means:

(i)	Indenture (US), including the Exchange Guarantee included in the First Supplemental Indenture (US) and the Exchange Guarantee included in the Second Supplemental Indenture (US);

(ii)	Indenture (EU), including the Exchange Guarantee included in the First Supplemental Indenture (EU); and

(iii)	Registration Statement;

(d)	Exchange Guarantees means, in respect of the Indenture (US) or the Indenture (EU), the guarantee of the relevant Exchange Notes by the Australian Guarantor as set out in the Indenture (US) or the Indenture (EU) (as the case may be);

(e)	Exchange Notes means:

(i)	Lineage OP, LP’s 5.250% Senior Notes due 2030; and

(ii)	Lineage Europe Finco B.V.’s 4.125% Senior Notes due 2031;

Quay Quarter Tower (QQT)

Level 14, 50 Bridge Street

SYDNEY NSW 2000

T +61 2 8274 9555 | F +61 2 8274 9500

www.jws.com.au

Liability limited by a scheme approved under Professional Standards Legislation

(f)	First Supplemental Indenture (EU) means the First Supplemental Indenture dated 26 November 2025, between Lineage Europe Finco B.V., Lineage, Inc., Lineage OP, LP, the Australian Guarantor and U.S. Bank Trust Company, National Association, a national banking association, U.S Bank Europe DAC and others which supplements the Indenture (EU);

(g)	First Supplemental Indenture (US) means the First Supplemental Indenture, dated 17 June 2025, between Lineage, Inc., Lineage OP, LP, the Australian Guarantor, U.S. Bank Trust Company, National Association, a national banking association and others which supplements the Indenture (US);

(h)	Indenture (EU) means the Indenture dated 26 November 2025 between Lineage Europe Finco B.V., Lineage, Inc., Lineage OP, LP and U.S. Bank Trust Company, National Association, a national banking association, as supplemented by the First Supplemental Indenture (EU);

(i)	Indenture (US) means the Indenture dated 17 June 2025 between Lineage, Inc., Lineage OP, LP and U.S. Bank Trust Company, National Association, a national banking association, as supplemented by the First Supplemental Indenture (US) and the Second Supplemental Indenture (US);

(j)	law means the common law, principles of equity and laws constituted by documents available to the public generally;

(k)	Registration Statement means the Registration Statement on Form S-4, including the prospectus contained therein, to be filed by Lineage, Inc., Lineage OP, LP, Lineage Europe Finco B.V., the Australian Guarantor and others with the United States Securities and Exchange Commission;

(l)	Relevant Jurisdictions means New South Wales and the federal jurisdiction of the Commonwealth of Australia; and

(m)	Second Supplemental Indenture (US) means the Second Supplemental Indenture, dated 26 November 2025, between Lineage, Inc., Lineage OP, LP, the Australian Guarantor, U.S. Bank Trust Company, National Association, a national banking association and others which supplements the Indenture (US).

1.2	Other terms used but not themselves defined in this opinion have the same meaning as in the Registration Statement.

2	Documents

2.1	We have examined copies (certificated or otherwise identified to our satisfaction) of the following documents in connection with this opinion:

(a)	the Documents; and

(b)	an officer’s certificate dated 18 December 2025 given by the Australian Guarantor attaching:

(i)	its certificate of registration and constitution (including any amendments thereto); and

(ii)	written resolutions of its board of directors authorising the signing, delivery and performance of obligations under the Documents.

2.2	Except as stated in this opinion, we have not examined any documents entered into by or affecting the Australian Guarantor or any corporate records of the Australian Guarantor and we have not made any other enquiries concerning the Australian Guarantor. In particular, we have not investigated whether the Australian Guarantor, by reason of the transactions contemplated by, or by reason of its obligations under, the Documents will be in breach of its obligations under any other document.

3	Scope

3.1	This opinion relates only to the laws of the Relevant Jurisdictions, as interpreted by courts of the Relevant Jurisdictions, at 9.00am (Sydney time) on the date of this opinion.

3.2	This opinion is given on the basis that it will be construed in accordance with the laws of the Relevant Jurisdictions.

3.3	This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

4	Searches

4.1	We have examined an extract of company information for the Australian Guarantor obtained from ASIC as at about 9.51am (Sydney time) on 18 December 2025. We have not examined any documents that the Australian Guarantor may have filed with ASIC.

4.2	We have also conducted a search of the insolvency notices website maintained by ASIC as at about 9.52am (Sydney time) on 18 December 2025 to determine if any notices have been published in respect of the Australian Guarantor.

4.3	These records are not necessarily complete or up to date. We have not made any other searches. Also, we cannot comment on whether there have been any changes between the times these searches were conducted and the time this opinion is given.

5	Opinion

Based on the documents we have examined, the searches we have conducted and subject to the assumptions in Schedule 1 and the qualifications in Schedule 2, we are of the opinion that:

(a)	the Australian Guarantor is a company duly incorporated and validly existing under the laws of the Relevant Jurisdictions and has the corporate power and authority to execute and deliver the First Supplemental Indenture (US), the Second Supplemental Indenture (US) and the First Supplemental Indenture (EU) and to perform its obligations under the Indenture (US), the Indenture (EU) and the Exchange Guarantees; and

(b)	the First Supplemental Indenture (US) (including the Exchange Guarantee set forth therein), the Second Supplemental Indenture (US) (including the Exchange Guarantee set forth therein) and the First Supplemental Indenture (EU) have been duly authorised and executed by the Australian Guarantor.

6	Benefit

This opinion:

(a)	is given solely for the benefit of the addressees for the purposes of filing the Registration Statement;

(b)	to the extent it is given for the benefit of any person with whom we have no written contract of engagement, it is issued on the express understanding that such person accepts that:

(i)	our duty of care to such person is limited to the matters specifically dealt with herein; and

(ii)	our issuing this opinion will not restrict us from acting for anyone else in relation to matters that may be connected with any Document (contentious or otherwise and whether or not adverse to such person's interests);

(c)	may only be disclosed to others:

(i)	with our prior written approval;

(ii)	if required by law or regulation including the rules of any relevant stock exchange or at the direction of a court or relevant supervisory or regulatory authority;

(iii)	in any legal, arbitral or other proceedings in connection with any Documents or this opinion;

(iv)	where disclosure is to a potential assignee or transferee, successor, sub-participant or substitute of any addressee (or its legal advisors); or

(v)	where disclosure is to an affiliate, legal or other professional advisor, regulator, insurer, insurance broker or auditor of someone entitled to rely on it for a purpose relating to a Document,

in each case provided that (other than in relation to paragraph 6(c)(ii) or 6(c)(iii)), prior to such disclosure, it is acknowledged by the recipient that:

(A)	it may not rely upon this opinion by virtue of such disclosure;

(B)	it is not permitted to disclose or quote this opinion to any other person (except where required by law or regulation); and

(C)	it is subject to a duty (contractual, professional or otherwise) of confidentiality in respect of this opinion; and

(d)	we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

Yours faithfully,

Johnson Winter Slattery

Schedule 1 – Assumptions

We have assumed:

1	the authenticity of all signatures, seals, duty stamps and markings (including those made by electronic means).

2	the completeness, and conformity to originals, of all documents submitted to us.

3	that each party to a Document (other than the Australian Guarantor) is incorporated and exists under the laws in force in its jurisdiction of incorporation and is capable of suing and being sued in its corporate name.

4	that:

(a)	all authorisations specified in our opinion remain in full force and effect; and

(b)	all authorisations required for any party (other than the Australian Guarantor) to enter into the Documents have been obtained and remain in full force and effect.

5	that the Documents have been or will be:

(a)	duly authorised by the parties to them (other than the Australian Guarantor);

(b)	duly executed and delivered by the parties to them (other than in respect of the First Supplemental Indenture (US), the Second Supplemental Indenture (US) and the First Supplemental Indenture (EU), the Australian Guarantor); and

(c)	constitute legal, valid, binding and enforceable obligations of all the parties to them under all relevant laws (including the laws of the Relevant Jurisdictions).

6	that all facts stated in the documents, resolutions, certificates or other instruments referred to in paragraphs 2.1, 4.1 and 4.2 are and continue to be correct and no relevant matter has been withheld from us, whether deliberately or inadvertently.

7	that, in relation to the resolutions of the board of directors of the Australian Guarantor referred to in paragraph 2.1 of our opinion:

(a)	the resolutions were properly passed (including that if any meeting convened was convened to pass those resolutions, the meeting was properly convened) and have not been superseded or amended and remain in full force and effect;

(b)	all directors who participated and voted were entitled so to do; and

(c)	the directors have properly performed their duties and all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were duly observed,

but there is nothing in the searches referred to in paragraph 4 of our opinion or on the face of the resolutions referred to in paragraph 2.1 of our opinion that would lead us to believe otherwise.

8	that the obligations assumed by the Australian Guarantor under the Documents are in its best interests and for the purposes of its business.

9	the Australian Guarantor was solvent when and immediately after it entered into the Documents.

10	the accuracy of the data and information from any search of any register obtained for the purposes of this opinion.

11	that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible, ineffective or illegal under the law of that jurisdiction.

12	that the Australian Guarantor does not enter into any Document in the capacity of a trustee of any trust or settlement.

13	that no transaction in connection with the Documents constitutes an insolvent transaction or an unfair loan within the meaning of sections 588FC or 588FD respectively of the Corporations Act.

14	that no liquidator, administrator, receiver or like person has been appointed to the Australian Guarantor and there is no current application for the winding up of the Australian Guarantor and, in each case, we note the searches referred to in paragraph 4 do not reveal, to the extent it would reveal, any such appointment or application.

15	that no party has contravened or will contravene the prohibitions on related party transactions in Chapter 2E or financially assisting a person to acquire shares in a company (or a holding company of that company) in Chapter 2J.3 of the Corporations Act by entering into any Document or a transaction in connection with any Document.

16	that no person has been, or will be, engaged in conduct that is unconscionable, dishonest, misleading or deceptive or likely to mislead or deceive or otherwise for a purpose which might render any Document or any relevant transaction or associated activity illegal, void, voidable or unenforceable.

17	that no Document has been amended, novated, released, surrendered or terminated and no rights under any Document have been waived.

18	there has been no breach or repudiation (actual or anticipatory) by any party of any of its obligations under any Document.

19	that the Banking Code of Practice of the Australian Banking Association does not apply to a Document.

We have not taken any steps to verify these assumptions. None of these assumptions limits or qualifies any other assumption or qualification of this opinion. Nothing on the face of the Documents contradicts any of these assumptions.

Schedule 2 – Qualifications

This opinion is subject to the following qualifications:

1	The nature and enforcement of obligations or remedies may be affected by lapse of time, failure to take action or laws (including, without limitation, the Personal Property Securities Act 2009 (Cth), laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation, reconstruction, fraudulent transfer or moratoria), certain equitable remedies and defences generally affecting creditors’ or counterparties’ rights or duties.

2	A creditor’s rights may be affected by a specific court order obtained under laws and defences generally affecting creditors’ rights.

3	The availability of certain equitable remedies (including, without limitation, injunctions and specific performance) is at the discretion of a court in the Relevant Jurisdictions.

4	An obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty.

5	A provision that a statement, opinion, determination or other matter is final and conclusive will not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party.

6	The laws of the Relevant Jurisdictions may require that:

(a)	parties act reasonably and in good faith in their dealings with each other;

(b)	discretions are exercised reasonably; and

(c)	opinions are based on good faith.

7	The question of whether a provision of a Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions.

8	An indemnity for legal costs or liability for breach of any law may be unenforceable.

9	We express no opinion as to:

(a)	the enforceability of the Documents;

(b)	whether the representations and warranties made or given or to be made or given by the Australian Guarantor in the Documents are correct except in so far (and to the extent) as any such representation or warranty relates to a matter which is the subject of this opinion;

(c)	provisions precluding oral amendments or waivers;

(d)	any obligation to negotiate in good faith or any provision that requires a person to do or not do something that is not clearly identified in the provision, or as to any undertaking in the Documents to comply with another document or agreement, unless that other document or agreement is itself incorporated within the Documents;

(e)	the creation, perfection or priority of any security interest;

(f)	Australian tax law;

(g)	the accuracy, completeness or suitability of any formula set out in the Documents. If any formula is inaccurate, incomplete or unsuitable for the purpose of determining the amounts or matters for which it has been included, then a court may find that the relevant formula is void for uncertainty;

(h)	factual matters (except as expressly provided in paragraph 5 of this opinion);

(i)	the operation or implications of laws that allow for the confiscation of property involving the proceeds of criminal activities;

(j)	any agreement, document or other instrument referred to in, contemplated by or in any way connected with the Documents, unless such agreement, document or other instrument is itself incorporated within the Documents;

(k)	laws of jurisdictions (other than the Relevant Jurisdiction) as to the extent or manner in which such laws may govern or affect the Documents;

(l)	whether a particular method of signing a document electronically satisfies all of the requirements for doing so under the laws of the Relevant Jurisdiction; or

(m)	whether unfair contract terms legislation applies to a Document (e.g. if it is a standard form document).

10	Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.